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                                 EXHIBIT 10.1E

                            EIGHTEENTH AMENDMENT TO

                    THE UTILITY EMPLOYEES' RETIREMENT PLAN

               WHEREAS, The Utility Employees' Retirement Plan (the "Plan") was established on December 30, 1957, effective as of December 31, 1957, by Suburban Water Systems, a California corporation, as a mandatory contributory money purchase plan and trust for the exclusive benefit of participating employees of Suburban Water Systems. It was amended on November 12, 1958, December 21, 1959, April 20, 1960, April 26, 1968 and October 10, 1968. The Sixth Amendment to the Plan, effective December 31, 1972, restated the Plan and converted it into a non-contributory defined benefit pension plan. The Plan has since been amended on December 22, 1976, June 10, 1978, June 25, 1979, twice on March 26, 1986, by a "model amendment" adopted on October 20, 1989, and on December 11, 1990, December 12, 1996, October 30, 1997, August 5, 1999, December 30, 1999 and May 3, 2001;

               WHEREAS, The Plan is maintained by Southwest Water Company, Suburban Water Systems, New Mexico Utilities, Inc. and East Pasadena Water Company for the benefit of their eligible employees. The Plan was terminated effective as of December 30, 1999, and benefit accruals under the Plan ceased as of December 30, 1999; and

               WHEREAS, the Internal Revenue Service has requested that certain changes be made to the Limitation on Benefits provisions of the Plan as a condition of granting a favorable determination letter.

               NOW, THEREFORE, this Eighteenth Amendment to the Plan has been adopted effective as set forth below. This Eighteenth Amendment, together with the Thirteenth, Fourteenth, Fifteenth, Sixteenth and Seventeenth Amendments to the Plan, constitutes the entire Plan as amended to date.

          1. The Plan is hereby amended to provide that Sections 1.3 and 4.12 of the Plan shall be applied in accordance with the following additional provisions relating to the changes to Code Section 415 made by the Retirement Protection Act of 1994 ("RPA' 94"):

                    (a)  RPA'94 Section 415 Effective Date. The "RPA'94 (S) 415
                         ---------------------------------
          effective date" (as defined in Revenue Ruling 98-1) shall be the first day of the first limitation year in 1995.

                    (b)  Freeze date. The "freeze date" (within the meaning of
                         -----------
          Revenue Ruling 98-1) for each Participant or Former Participant shall be December 30, 1999 (the termination date of the Plan).

                    (c)  Final Implementation Date. The "final implementation
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          date" (within the meaning of Revenue Ruling 98-1) of the Plan shall be the first day of the first limitation year beginning after December
          31, 1999.
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          (d)    Old-Law Benefit. The "old-law benefit" (within the meaning of
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     Revenue Ruling 98-1) for each Participant or Former Participant shall be the Benefit accrued by such Participant or Former Participant as of the "freeze date." A Participant's or Former Participant's "old-law benefit" shall not be subject to the changes made to Code Section 415(b)(2)(E) by the RPA'94. Accordingly, a Participant's or Former Participant's "old-law benefit" shall be determined under the terms of the Plan in effect on the "freeze date." A Participant's or Former Participant's "old-law benefit" shall not be increased as a result of any amendment to the Plan after the "freeze date," or as a result of any increase in the amount determined under Code Section 415(b)(1)(A) after the "freeze date."

          (e)    Application of Code Section 415(b). Sections 1.3(b) and (c) of
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     the Plan are hereby amended to be effective as of the "final implementation date."

          (i) Determinations under Code Section 415(b) with respect to a Participant's or Former Participant's "old-law benefit" made before the "final implementation date" shall be based on the terms of the Plan as adopted and in effect on December 7, 1994; provided, however, that a Participant's or Former Participant's "old-law benefit" shall be determined by taking into account the changes made to Section 1.3(a) of the Plan effective as of December 30, 1999.

          (ii) Determinations under Code Section 415(b) with respect to a Participant's or Former Participant's Benefit made after the "final implementation date" shall take into account the terms of the Plan as in effect on the date of the determination.

          (iii) For purposes of the determination under Code Section 415(b) with respect to a Participant's or Former Participant's "old-law benefit," "Method Three" (within the meaning of Revenue Ruling 98-1) shall be applied. Under "Method Three," the Plan shall apply the Code Section 415 limitations by limiting a Participant's or Former Participant's Benefit only to the extent needed to satisfy either "Method One" or Method Two" (within the meaning of Revenue Ruling 98-1).

          (iv) Under "Method One," the Plan shall apply the Code Section 415 limitations under Q&A-7 and 8 of Revenue Ruling 98-1 separately with respect to the "old-law benefit" (not exceeding the total Plan Benefit) and the portion of the total Plan Benefit that exceeds the "old-law benefit." For this purpose, the annual Benefit that is equivalent to the "old-law benefit" shall be determined in accordance with Code Section 415(b)(2)(E) as in effect on December 7, 1994. The determination of the annual Benefit that is equivalent to the portion of the Plan Benefit that is in excess of the "old-law benefit" shall reflect the Code Section 415(b)(2)(E) changes. The results of these two separate Benefit computations shall be added together to determine the equivalent annual Benefit, which shall then be used in the remaining steps of Q&A-7. If the determination is made before the "final implementation date," then the Plan rate and Plan mortality table used to determine the annual Benefit that is equivalent to the "old-law benefit" shall be based on the terms of the Plan in effect on December 7, 1994. If the determination is made on or after the "final implementation date," then

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     the Plan rate and Plan mortality table used to determine the annual Benefit that is equivalent to the "old-law benefit" shall be based on the terms of the Plan in effect on the date of determination. The Plan shall provide that the Participant or Former Participant shall receive no less than the "old-law benefit," limited to the extent required under Q&A-15 of Revenue Ruling 98-1.

               (v) Under "Method Two," the Plan shall apply the Code Section 415(b) limitations, using the steps in Q&A-7 and 8 to the total Plan Benefit; provided, that, in any event the Participant or Former Participant shall receive no less than the "old-law benefit," limited to the extent required under Q&A-15 of Revenue Ruling 98-1.

     2. Effective as of December 30, 1998, Section 1.41 of the Plan is hereby amended to add the following at the end thereof:

          For purposes of Section 1.24, the "Statutory Compensation" of an Employee shall include any "elective deferral" (as defined in Code Section 402(g)(3)) under any plan of the Company or any Company Affiliate, and any amount which is contributed or deferred by the Company or any Company Affiliate at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Section 125 or 457.

     3. Effective as of December 30, 1999, Section 4.6 of the Plan is hereby amended by adding the following new subsection (f) to the end thereof to read as follows:

          (f) Notwithstanding anything in the Plan to the contrary, in the case of each Former Participant who, as of December 30, 1999, has not incurred five or more consecutive Break in Service Years, such Former Participant's Benefit forfeited under Section 2.5 of the Plan shall be restored, and such Former Participant shall become fully vested in such Benefit under the Plan, as of December 30, 1999.

     4. Effective as of the first day of the first limitation year beginning on or after January 1, 2000, Section 4.1(a)(iii) of the Plan is hereby deleted with respect to Participants or Former Participants who have an accrued Benefit under the Plan immediately before such date.

     5. Effective as of December 30, 1987, subsection 6.1(b)(iv)a of the Plan is hereby amended in its entirety to read as follows:

          a    an officer of a Company or a Company Affiliate whose Statutory
          -
     Compensation for the Plan Year in question exceeds fifty percent of the amount in effect under Code Section 415(b)(1)(A) (not more than fifty Controlled Group Employees or, if less, the greater of three Controlled Group Employees or ten percent of the Controlled Group Employees treated as officers),

     6. Section 7.20 of the Plan is hereby amended to be effective as of December 12, 1994.

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          Executed at West Covina, California, this 3/rd/ day of October, 2001.
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                                      SOUTHWEST WATER COMPANY


                                      By: /s/ PETER J. MOERBEEK
                                      -------------------------


                                      Title: Chief Financial Officer
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